As filed with the Securities and Exchange Commission on September 2, 2022

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	5140	20-3537265
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

235 Lincoln Rd., Suite 210

Miami Beach, Florida 33139

(800) 611-3622

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shalom Arik Maimon

Interim Chief Executive Officer

235 Lincoln Rd., Suite 210

Miami Beach, Florida 33139

(800) 611-3622 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Barry I. Grossman, Esq.

David Selengut, Esq.

Matthew Bernstein, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105-0302

(212) 370-1300

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 2, 2022

Prospectus

8,743,771 Shares of Common Stock

This prospectus relates to the resale by selling stockholders of up to 8,743,771 shares of common stock of Cuentas Inc. (“we,” “us,” “our,” the “Company,” or “Cuentas”). The shares offered for resale by this prospectus consist of (i) 1,655,000 shares of common stock issued by the Company on August 8, 2022 in a private placement offering of shares, pre-funded warrants and warrants (the “Private Placement”), (ii) 2,569,044 shares of common stock issuable upon exercise of the pre-funded warrants (the “Investor Pre-Funded Warrants”) issued by the Company in the Private Placement, (iii) 4,224,044 shares of common stock issuable upon exercise of the warrants (the “Investor Purchase Warrants” and together with the Investor Pre-Funded Warrants, the “Investor Warrants”) issued by the Company in the Private Placement and (iv) 295,683 shares of common stock issuable upon exercise of the warrants (the “PA Warrants” and together with the Investor Warrants, the “Warrants”) issued by the Company to the placement agent as consideration in the Private Placement.

We will not receive any proceeds from the resale of any of the shares of common stock being registered hereby sold by the selling stockholders. However, we may receive proceeds from the exercise of the Warrants held by the selling stockholders exercised other than pursuant to any applicable cashless exercise provisions of such warrants.

Our common stock is listed on The NASDAQ Capital Market under the symbol “CUEN.” We also have a class of warrants that are listed on The NASDAQ Capital Market under the symbol “CUENW.” The last reported sale price of our common stock and listed warrants on The NASDAQ Capital Market on August 30, 2022 was $0.7789 per share and $0.1984 per warrant.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. With regard only to the shares the selling stockholders sell for their own behalf, the selling stockholders may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Company has paid all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 13, including the risk factors in our most recent Annual Report on Form 10-K filed on April 1, 2022, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports. We urge you to carefully read this prospectus, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___________, 2022

You should rely only on the information contained in this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement or free writing prospectuses we have authorized for use. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus includes estimates, statistics and other industry data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We caution you not to give undue weight to such projections, assumptions and estimates.

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Cuentas Inc.

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These forward-looking statements include, but are not limited to, statements about:

●	our ability to implement our business plan;

●	our ability to attract key personnel;

●	our ability to operate profitably;

●	our ability to efficiently and effectively finance our operations;

●	our ability to raise additional financing for working capital;

●	our ability to efficiently manage our operations;

●	that our accounting policies and methods may require management to make estimates about matters that are inherently uncertain;

●	changes in the legal, regulatory and legislative environments in the markets in which we operate; and

●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations. Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “Cuentas,” “CUEN” or similar terminology means Cuentas Inc.

The Company

The Company was incorporated under the laws of Florida on September 21, 2005, and currently focuses on the business of using proprietary fintech technology to provide e-banking and e-commerce services for delivering mobile banking, prepaid debit and digital content services to the unbanked, underbanked and underserved Latino, Hispanic and immigrant communities. The Company’s proprietary software platform enables Cuentas to offer comprehensive financial services and robust functionality that is absent from other Mobile Apps through the use of our Prepaid Debit Mastercard®/General-Purpose Reloadable cards (“GPR”).

Properties. The Company’s principal offices are located in Miami Beach, Florida.

Our Business

The Company’s historical business included its Mobile App & GPR card. The Company is now diversifying its product line to include its Mobile Payments and Mobility projects which will be integrated into a proprietary fintech ecosystem that will provide a more complete offering of e-commerce products and services designed for the unbanked, underbanked and underserved immigrant and underprivileged communities to help them bridge the e-commerce digital divide.

The Cuentas Mobile App & GPR ecosystem protects its customers by depositing their funds in an FDIC insured bank account at Sutton Bank, the issuing bank.

The comprehensive financial services currently available include:

●	Direct ACH Deposits to receive funds

●	ATM access – U.S. and most foreign countries

●	Retail and Online purchases

●	Peer to Peer Payments at no cost between Cuentas Accountholders

●	Cash Reloads at major retailers (Walmart, CVS, Walgreens, Dollar General, etc.)

●	Discounted Gift Cards for major brands (Amazon Cash, Xbox, Playstation, Burger King, etc.)

●	Transit Authority Fares – Los Angeles TAP, Connecticut GoCT, coming soon NY-OMNY

●	Prepaid Long Distance Telecom Minutes – call land lines or mobile phones worldwide

●	U.S. Mobile Phone Recharges (TopUps)

●	Int’l. Mobile Phone Recharges (TopUps)

Western Union and Cuentas Bridge Digital and Retail Money Transfer Worlds for Latino Community

In March 2022, the Company integrated Western Union’s domestic and international money transfer capabilities into the Cuentas mobile banking app. The integration enables the Company’s customers to send money to 200 countries and territories via the Cuentas mobile app. Leveraging Western Union’s leading global cross-border, cross-currency platform, The Company’s customers can conveniently move money to friends and family almost anywhere across the world using the Cuentas mobile app. Once sent, receivers can pick up their remittance in cash at any Western Union retail location.

A major factor that provides technical strength and reliability to Cuentas’ project is the fintech ecosystem that it has developed. The foundation of Cuentas’ ecosystem is the fintech platform with mobile app, mobile wallet and associated integrations that Cuentas has developed over the past 3 years. We believe that this platform has been proven to be a robust, reliable transactional, marketing, financial and predictive, Tier-1 transactional platform. Cuentas’ ecosystem integrates its platform via dedicated APIs with Sutton Bank (the issuing bank), IDology (AML & KYC) and InComm (Processor, Load Network & 3rd Party Digital Products).

Cuentas’ Mobile App includes a Mobile Wallet (“Wallet”) and a Digital Store (the “Cuentas Digital Store” or the “Digital Store”) and is linked with a Prepaid Mastercard® which can be used for ATM withdrawals, online purchases and in-person purchases.

Accountholders may deposit funds to their account via (a) no-cost Direct Deposit, (b) no-cost fund transfers from other Cuentas accountholders, or (c) for a small charge, using InComm’s VanillaLoad network in over 200,000 locations at major retailers like Walmart, CVS, Walgreens, Dollar General, and more.

Once accountholders have available funds, they can use their Cuentas Prepaid Mastercard® wherever prepaid Mastercards are accepted worldwide and at most ATMs in the U.S., and many international ATMs.

Accountholders may use the funds in their Wallet to purchase discounted gift cards in the Cuentas Digital Store. Product categories in the Digital Store include Digital Gift Cards, Transit Cards, Mobile Phone Recharges (the “TopUps”) and Western Union International Remittances. Digital gift cards include Amazon Cash, Sony Playstation, Xbox, Karma Koin, Burger King, Bass Pro Shops and more. Active transit products include TAP in Los Angeles, GoCT in Connecticut and The Rapid from Grand Rapids, Michigan. These should include the digital availability of OMNY in New York when it launches officially. Additional transit products will be available as InComm rolls them out. Cuentas accountholders may purchase TopUps which allow them to recharge their own or someone else’s Verizon, AT&T or other mobile phones in the U.S. or in many foreign countries – in real time. Accountholders may make real phone calls using the Cuentas ILD Rewards balance (Loyalty Program) or funds in their wallet - actual phone calls that are made directly from their phone to any mobile phone or land line worldwide.

Cuentas e-commerce Distribution and Mobile Payments

The Cuentas e-commerce Distribution and Mobile Payments ecosystem will allow consumers to purchase Cuentas's line of digital products and services through a nationwide network of retailers that specifically serve Cuentas' target market. Cuentas' distribution network includes certain neighborhood markets known as "Bodegas" and convenience stores as well as other retail establishments. This brings previously unavailable digital products and services to those neighborhoods affected by the e-commerce digital divide.

The Latino Market

The name “Cuentas” is a Spanish word that has multiple meanings and was chosen for strategic reasons, to develop a close relationship with the Spanish speaking population. It means “Accounts” as in “bank accounts” and it can also mean “You can count on me” as in “Cuentas conmigo”. Additionally, it can be used to “Pay or settle accounts” (saldar cuentas), “accountability” (rendición de cuentas), “to be accountable” (rendir cuentas) and other significant meanings.

The 2020 U.S. Census showed the Hispanic Latino population at over 62 million and at 18.7% of the total U.S. population. The FDIC defines the “unbanked” “as those adults without an account at a bank or other financial institution and are considered to be outside the mainstream for one reason or another. The Company believes that the Hispanic and Latino demographic generally have had more identification, credit, and former bank account issues than any other U. S. minority group leading to more difficulty in obtaining a traditional bank account.

The Cuentas Mobile App and Wallet are positioned to service the Hispanic, Latino and immigrant demographics with comprehensive financial products. Additionally, we are able to accept various forms of U.S. and some foreign government issued identification to confirm qualification for opening an account with the Cuentas App. The Cuentas App is able to accept SSN or ITIN with U.S. identification, Matricula Consular or other qualified government issued forms of identification.

The Cuentas Prepaid Mastercard® - General-Purpose Reloadable (GPR) Card

The Cuentas Prepaid GPR Card allows each account holder to have a personalized Cuentas Mastercard® and an associated Cuentas Account with the Mobile App, Digital Wallet, Digital Store and Long Distance Telecom services included. It acts as a comprehensive banking solution which enables access to the U.S. financial system for those who are unbanked or underbanked, while also enabling greater functionality than a traditional bank account. The cardholders’ deposited funds are protected in an FDIC-insured bank account at Sutton Bank.

The Cuentas Business Model

The Cuentas business model provides, or we expect will provide, for multiple revenue sources, many of which are synergistic market segments and provide unified financial and social functionality to forgotten segments of society.

The Cuentas Mobile Wallet has several potential revenue streams. We expect that the Company will receive monthly maintenance fees, reload fees, ATM fees and commissions for products sold as well as interchange and network fees from Mastercard and the Pulse Network (see “The Cuentas Ecosystem” herein). Cuentas’ strategy is to provide excellent value to consumers while charging reasonable fees and commissions to produce profitability. We believe that monthly fees of $4.50 which we will charge per user will generate reasonable revenue. Cuentas provides account recharge capabilities to accountholders via the nationwide VanillaLoad network owned by InComm as it is available in many big box retailer chains such as Walmart, Walgreens, CVS, Dollar Store and others.

We expect that The Cuentas Digital Store will produce revenue each time that consumers purchase third party gift cards, digital access, mass transit tickets and mobile phone top-ups (U.S. and international). Additionally, International remittances provided by the industry-leader Western Union “by Cuentas” are available and International Bill Pay should be available later in 2022. Both services should be major revenue driving factors for Cuentas as they provide reliable, low-cost solutions to our target audience.

Cuentas offers rewards for free long distance calling to its accountholders (“Cuentas Rewards”) who are given credits upon activation to be able to make real international calls to land lines or mobile phone worldwide, not like internet calling which can be unreliable and poor quality. We can expand the Rewards program to include other products and/or services in the future. Our target demographic uses both internet and prepaid calling services to communicate with family members around the U.S. and in their country. This added benefit is designed, at a very low cost, to provide extra benefits to our accountholders, which should help to maintain and solidify valuable relationships with them.

Prepaid Debit Card Market Overview

The Research and Markets report titled “Prepaid Card Market: Payment Trends, Market Dynamics, and Forecasts 2020 - 2025” released in January 2020 states that, “[i]n the United States, prepaid cards remain the preferred choice for the unbanked market segment....” It also states that “[t]he move towards a cashless society is substantial, further driving the prepaid card market.”

Cuentas is strategically positioned in the prepaid marketplace with a focus on the Hispanic, Latino and immigrant demographics.

Cuentas has identified Activation Fees as an important issue to our target demographic, so we offer “no-cost” registration and activation with a personalized Prepaid Mastercard® sent directly to the consumer, and we charge a monthly fee of $4.50 fifteen days after activation and every thirty days thereafter. As previously mentioned, we also model our offering with empathy and consideration for our target demographic, keeping fees and costs reasonably low so they will be able to justify and appreciate the benefits provided by the Cuentas Mobile App, Wallet and Prepaid Mastercard®.

The Cuentas Technology platform

The Cuentas technology platform has proven itself to be a robust, reliable system and Cuentas is now taking steps to raise the platform to the next level through symbiotic integration with The OLB Group Inc’s (“OLB”) advanced PCI compliant OMNIsolutions platform.

On August 22, 2022, Cuentas signed a Software Licensing And Transaction Sharing Agreement with OLB with the goal of mutually integrating capabilities, features and expertise to enable both systems to take advantage of this symbiotic relationship so both organizations may grow. The integration of upgrades to Cuentas' system will include advanced intelligence and predictive trending to improve security, identify successful marketing campaigns and provide data for future project development.

The current Cuentas ecosystem and platforms function seamlessly as before and upgrades will be introduced after careful evaluation, review and multi-level testing.

The newly upgraded Cuentas platform is designed to be PCI compliant and will include a complete POS system with credit card processing, marketing tools, integrated modules for inventory management, content management, concierge services, shipping and customer service. Additional features and capabilities include Real-time currency exchange rates (ECB), SSL support, Fully 100% customizable designs using templates, configurable list of allowed countries, ACL (Access control list), Activity Log, OpenID, Facebook and Twitter authentication, W3C compliance (XHTML) with all Bar-Codes Accepted, and much more.

The Cuentas platform will also have a multi functionable tax module that can apply taxes by country, state, Zipcode, product classes (e.g. goods, services, alcohol, etc.) and even including tax exempt, European Union Value Added Tax support,

The platform will include a Reward Points System, Marketing manager (Email & SMS campaigns), Customizable SEO (Search Engine Optimization) meta tags, discounts, coupons, affiliate programs, shopping, Froogle (google base), PriceGrabber / Yahoo Shopping, become.com product feeds, Google XML site map, CMS Topics as well as QuickBooks and Google AdSense integration.

Additionally, the platform will provide a shipping and logistics department a complete solution that enables retailers to use UPS, USPS, FedEx and other shippers with a myriad of shipping calculation methods (weight, volume, product, etc.). Prevent shipping to restricted Countries, calculate shipping, defined shipping methods (e.g., Ground, Next Day, 2nd Day, etc.), shipping tracking numbers, etc.

Finally, the system's Customer Service module will allow customers to register/login, create wish lists and registries, multiple billing and shipping addresses per customer, customer roles (groups), time zone support, built-in forums, password recovery, multiple account registration/activation types, automatic or manual registrations, Email validation & image capture during login/registration, “Email a friend” feature, Compare products feature, News RSS, Contact Us form, and more. Plugins are also available for US Postal, QuickBooks, FedEx, DHL and MailChimp.

CIMA Settlement

On July 8, 2022, the Company announced that it received a notice of default from CIMA related to that certain Platform Exclusive License Agreement, maintenance, and related agreements (collectively, the “License Agreement”) by and among Cuentas, CIMA, Knetik, Inc. (“Knetik”), and Auris, LLC (“Auris” ). The notice, which was received May 25, 2022, provides that Cuentas has failed to pay $700,000 of maintenance and pass-through fees that CIMA alleges are owed under the License Agreement and also afforded Cuentas the required sixty-day period (through July 24, 2022) to cure the default as provided under the License Agreement.

On August 2, 2022, the Company and CIMA, along with Knetik and Auris executed a Settlement Agreement and General Release (“Settlement Agreement”) which resolves the issues related to the July 8, 2022 notice of default from CIMA related to the License Agreement. Pursuant to the terms of the Settlement Agreement, in exchange for the consideration provided in the Settlement Agreement, Cuentas paid CIMA $770,239.78 and will accept for a period of 30 days from execution date, the exclusive right to facilitate a third party (including to current shareholders and directors of Cuentas) purchase (without markup or broker fee) of, all of the shares of Cuentas held by CIMA at the higher of: (i) the average per share trading price for the three day average before notice in writing is provided by Cuentas of the intent to purchase CIMA’s Cuentas shares, or (ii) the minimum price of $0.50 per share on or before 5:00 p.m. New York City time, on August 31, 2022 pursuant to a purchase agreement delivered by and acceptable to CIMA without any changes thereto (provided, that CIMA shall not be required to provide any representations or warranties other than fundamental warranties related to (a) organization and good standing, (b) power and authority to undertake the transaction and (c) ownership of such shares, and ordinary representations and warranties that the Cuentas shares are being transferred free and clear of any liens, claims, or encumbrances).

Further, in connection with the Settlement Agreement, Cuentas, Dinar Zuz, LLC, Michael De Prado and Arik Maimon provided signed waiver letters, expressly waiving any right of first refusal and co-sale rights granted in their favor under that certain letter agreement, dated December 31, 2019 (the “Side Letter”), by and among CIMA, Dinar Zuz, LLC, Michael Del Prado and Arik Maimon, and CIMA agreed (i) to restore immediately Cuentas’s access to its platform; (ii) provided Cuentas with a limited license to utilize the platform the terms of which are detailed specifically in Section 6 of the Settlement Agreement, and to use reasonable efforts, subject to Cuentas’ compliance thereto, to provide Cuentas’ customer data to Cuentas through the end of the limited license term described in Section 6 of the Settlement Agreement; (iii) deliver to Cuentas the Source Code (as that term is defined in paragraph 1.18 of the License Agreement) relating to “Out-Of-Scope Services,” and as further detailed in Section 6 of the Settlement Agreement; (iv) not enforce its rights under the Side Letter through and including August 31, 2022, and (v) shall not transfer, sale, or encumber its Cuentas shares through and including August 31, 2022, except as permitted therein. If Cuentas fails to comply with any term of this Settlement Agreement, Cuentas agreed to a Stipulated Judgment described in Section 5 of the Settlement Agreement, which, if triggered, the limited license set forth in Section 6 and any of CIMA’s obligations under this Settlement Agreement shall become null and CIMA shall have the right to shut off Cuentas access to the Platform without notice.

The Settlement Agreement also provides for mutual general releases by Cuentas for the benefit of CIMA and by CIMA for the benefit of Cuentas of all claims other than claims relating to a breach of the Settlement Agreement.

The Settlement Agreement by its terms in effect terminates the obligations under the license agreement, dated December 31, 2019 by and between Cuentas and CIMA.

Strategic Partners

Sutton Bank (“Sutton”)

Cuentas has a 5 year Prepaid Card Program Management Agreement with Sutton Bank as the issuer of the Cuentas Prepaid Mastercard® - Debit/GPR card which is effective through October 2026 with automatic 1 year renewals. Sutton insures accountholders’ funds through the FDIC and provides direct deposit capabilities, early pay functionality and account balance functionality for the Cuentas Mobile App and Mobile Wallet. Sutton coordinates Know Your Client (“KYC”), Office of Foreign Asset Control (“OFAC”), Politically Exposed Persons (“PEP”) and Anti-Money Laundering (“AML”) compliance with Cuentas and IDology. Each applicant must have either a Social Security number or an ITIN. During the registration process, IDology compares each applicant’s personal information with known KYC, OFAC and PEP databases, and if required, can request certain forms of identification to confirm their identity. These forms of identification may include but are not limited to: Passport, Driver’s License, Matricula Consular and U.S. residency documentation. Only applicants that reach a certain score that is coordinated between Sutton and IDology are approved to receive a Cuentas Prepaid Mastercard® associated with their Cuentas Mobile App and Wallet account.

Interactive Communications International, Inc. (“InComm”)

Cuentas has multiple agreements with InComm including: (a) Processing services, (b) Resale of 3rd party Digital gift cards , (c) Resale of InComm Digital Solutions, and (d) Reload Commission Agreement. The agreements are effective through July 2024 and then renew automatically for 1 year periods. InComm is an instrumental partner of Cuentas as it provides the operational core of Cuentas’ transaction processing platform, the cash reload component and access to many third party products and services.

On July 23, 2019, the Company entered into a 5 year Prepaid Services Agreement with InComm (the “InComm PSA”) to power and expand the Company’s Mobile App, Mobile Wallet and GPR card. InComm is a supplier of 3rd party gift and digital content cards and Cuentas currently resells a variety of these products through its Mobile App’s Digital Store and Cuentas-SDI distribution network, with possible expansion in the future.

Under the InComm PSA, InComm is the prepaid card processor and through its VanillaLoad network, allows the Company’s cardholders, for a small fee, to reload their Cuentas Mobile Wallet through a nationwide network of retailers including Walmart, 7-Eleven, Walgreens, CVS Pharmacy, Rite Aid, Dollar General and many more. In addition, the Company plans to extend the cash reload component of the Wallet through a select number of “bodegas” in the Cuentas-SDI network to increase its market penetration and profitability.

Under the InComm PSA, InComm provides processing services, telephone support, data storage services, account servicing, reporting, output and hot carding services to the Company. Processing services consist mainly of authorization and transaction processing services. InComm also processes authorizations for transactions made with or on prepaid products, along with any payments or adjustments made to prepaid products. InComm also processes the Company’s data and post entries in accordance with the specifications. Data storage services consist mainly of storage of the Company’s data in a format that is accessible online by the Company through APIs designated by InComm, subject to additional API and data sharing terms and conditions. InComm also provides Web/API services for prepaid Cuentas GPR applications and transactions.

Cuentas SDI, LLC

Cuentas SDI, LLC (the “Cuentas-SDI”) was incorporated in the State of Florida on January 4, 2022 and was a wholly owned subsidiary of SDI Black 011, Inc. (“SDI Black”). Cuentas-SDI is engaged in the business of electronic distribution and sales of virtual products via its Black 011 portal located at Yonkers, NY. Its electronic products range from prepaid wireless SIM activation, International mobile recharge services and international long distance phone services. During 2020, Cuentas-SDI also started sales of general merchandise to its retail reseller customers. Cuentas-SDI owns the assets of Black Wireless MVNO, Black 011 Long distance platform and operations and the SDI Black distribution platform and network of over 31,000 bodegas and convenience stores.

On May 27, 2022, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) with SDI Black, the holders of all the membership interests of SDI Black and Cuentas-SDI, for the acquisition of 19.99% of the membership interests of Cuentas-SDI in exchange for $750,000. Cuentas also had the right to close on the potential acquisition of the remaining 80.01% of the membership interests of Cuentas SDI within 60 days in exchange for a purchase price of an additional $2.459,000, which the Company did not exercise.

The Company is working with a Vendor-Client relationship with Cuentas-SDI, who uses Least Cost Routing (LCR) to decide which vendor provides the products for sale. The LCR platform will determine the percentage and quantity of revenue that is realized between Cuentas and Cuentas-SDI

The Cuentas Ecosystem

Cuentas’ goal is to offer the consumer a one-stop shop, easy to use, Mobile App and Mobile wallet with Mastercard® rails that can provide new, important financial services and solve many of their daily needs and desires while saving the users time and money.

Approved Cuentas accountholders will have a Prepaid Mastercard® acceptable wherever Mastercard® debit cards are accepted and can have their paychecks or certain government benefits checks directly deposited to their account associated with the card, with funds available for use on the card up to 2 days earlier than standard direct deposits. Furthermore, the Cuentas card has ATM access through the nationwide Pulse Network which provides access to over 500,000 ATMs in the U.S. and many more worldwide. (source: pulsenetwork.com)

The Cuentas Digital Store in the Mobile App will allow accountholders to purchase certain mainstream gift cards for use in a variety of stores, online portals and transit agencies – many at discounted prices. Accountholders can also “Top Up” or prepay their mobile phone accounts and also do the same for friends & family living in the U.S. or overseas.

Cuentas Mobile

Cuentas Mobile is our Mobile Virtual Network Operator (“MVNO”) trade name, which provided Cuentas Mobile branded mobile phones along with attractively priced prepaid voice, text, and data mobile phone services to a limited customer base. Cuentas, through M&M, is negotiating to sell mobile services as an MVNO through an operator on the largest 5G nationwide network from one of the top 3 mobile carriers. Cuentas Mobile will continue to operate a virtual telecommunications network providing mobile voice, text, and data services with essentially the same quality as other MVNOs such as Cricket, Boost, Simple, Ultra, Mint and Lyca Mobile, which have been successful at creating brands, without owning the towers, hardware or network. Cuentas is currently reactivating distribution through grass roots retailers that normally interact with Cuentas’ target audience, specifically offering low-cost mobile phone service with the ability to make international calls to specific Spanish speaking countries in Central and South America.

We believe that our potential customers will migrate away from legacy telephone and banking systems to enhanced mobility solutions. The Company’s technological advantage and the synergies created by its combination of a reloadable debit card and a holder of mobile virtual network operator rights will make its products increasingly useful to unbanked, under-banked, under-served and other emerging niche markets.

Meimoun  & Mammon LLC

Meimoun & Mammon LLC (“M&M”) is a retail provider of domestic and international long-distance voice, text, and data telephony services to consumers in the United States and throughout the world. M&M holds International and Domestic Section 214 authority issued by the FCC. M&M operates the retail Tel3 business as a separate division. Tel3 has been a prepaid long distance provider for many years and provides direct and indirect access to Latino and immigrant communities across the US as it provides them with quality international communications services. The majority of revenue generated by the company so far has come from this division.

LSI Group S.A. ("LSI")

On Aug 31, 2022, Cuentas signed a 1 year agreement which is extendable to 3 years total with completion of certain milestones. LSI will market the US based Cuentas Prepaid Debit Card and Mobile App in countries including El Salvador, Guatemala and Honduras with plans to expand to South America, starting with Colombia, with the goal to sign 200,000 US-based Cuentas customers in 1 year for international cross-border remittances.

Regulatory Compliance

We operate in an ever-evolving and complex legal and regulatory environment. We, the products and services that we offer and market, and those for which we provide processing services, are subject to a variety of federal, state and foreign laws and regulations, including, but not limited to: federal communications laws and regulations; foreign jurisdiction communications laws and regulations; federal anti-money laundering laws and regulations, including the Patriot Act, the BSA, anti-terrorist financing laws and anti-bribery and corrupt practice laws and regulations in the U.S., and similar international laws and regulations, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act in Canada; state unclaimed property laws and money transmitter or similar licensing requirements; federal and state consumer protection laws, including the CARD Act, and the Dodd-Frank Act, and regulations relating to privacy and data security; and foreign jurisdiction payment services industry regulations.

Our subsidiary M&M is subject to regulation by the FCC and other government agencies and task forces. M&M holds International and Domestic Section 214 licenses issued by the FCC, which may be suspended or revoked by the FCC if M&M does not strictly comply with all applicable regulations and the terms and conditions under which the International and Domestic Section 214 licenses were issued. M&M is also subject to certain foreign jurisdiction communications laws and regulations as it provides limited access to its prepaid calling platform internationally. We believe that we, including our subsidiaries, are currently operating in compliance with all applicable laws and regulations, but there is no certainty that laws and regulations affecting our business will not change. Any such change of laws and regulations applicable to our business might adversely affect our ability to execute our business plan and achieve profitable operating results.

At the federal level, Congress and federal regulatory agencies have enacted and implemented new laws and regulations that affect the prepaid industry, such the CARD Act and FinCEN’s Prepaid Access Rule. Moreover, there are currently proposals before Congress that could further substantially change the way banks, including prepaid card issuing banks and other financial services companies, are regulated and are permitted to offer their products to consumers. Non-bank financial services companies, including money transmitters and prepaid access providers, are now regulated at the federal level by the Consumer Financial Protection Bureau (the “CFPB”), which began operations in July 2011, bringing additional uncertainty to the regulatory system and its impact on our business. We are increasingly facing more stringent anti-money laundering rules and regulations, compliance with which may increase our costs of operation, decrease our operating revenues and disrupt our business. Sutton bank performs routine AML, KYC, OFAC in consultation with Cuentas and IDology and other compliance review and searches throughout Cuentas’ registration and operational processes. Abuse of our prepaid products for purposes of financing sanctioned countries, terrorist funding, bribery or corruption could cause reputational or other harm that could have a material adverse effect on our business, results of operations and financial condition. Failure to comply with, or further expansion of, consumer protection regulations could have a material adverse effect on our business, results of operations and financial condition. Failure by us to comply with federal banking regulation may subject us to fines and penalties and our relationships with our issuing banks may be harmed.

Most states regulate the business of sellers of traveler’s checks, money orders, drafts and other monetary instruments, which we refer to collectively as money transmitters. While many states expressly exempt banks and their agents from regulation as money transmitters, others purport to regulate the money transmittal businesses of bank agents or do not extend exemptions to non-branch bank agents. In those states where we are required to be licensed, we are subject to direct supervision and regulation by the relevant state banking departments or similar agencies charged with enforcement of the money transmitter statutes and must comply with various restrictions and requirements, such as those related to the maintenance of certain levels of net worth, surety bonding, selection and oversight of our authorized delegates, permissible investments in an amount equal to our outstanding payment obligations with respect to some of the products subject to licensure, recordkeeping and reporting, and disclosures to consumers. We are also subject to periodic examinations by the relevant licensing authorities, which may include reviews of our compliance practices, policies and procedures, financial position and related records, various agreements that we have with our issuing banks, retail distribution partners and other third parties, privacy and data security policies and procedures, and other matters related to our business. As a regulated entity, Cuentas may incur significant costs associated with regulatory compliance. We anticipate that compliance costs and requirements will increase in the future for our regulated subsidiaries and that additional subsidiaries will need to become subject to these or new regulations. If we fail to maintain our existing money transmitter licenses or permits, or fail to obtain new licenses or permits in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

Marketing

The Cuentas Mobile App, Mobile Wallet and Prepaid Mastercard® will be predominantly marketed via digital and traditional media channels. Cuentas expects to use a combination of internal resources as well as third parties for our marketing efforts.

The digital marketing placements will include social media, SEO (Search Engine Optimization), internet, geo fencing, online streaming providers, influencers, and other digital providers. Traditional marketing efforts include media such as radio, TV, print, billboards, bus wraps, bus benches, TV, radio, etc.

Media spend is distributed amongst these marketing vehicles and adjusted as acquisition data is received. Our initial program is designed to test creative, geo targeting and formats. Once feedback is analyzed, spending will be optimized to enhance efficiency and cost of acquisition. Vertical market integration and partnerships will also be developed to augment growth and stability.

Marketing strategies for customer acquisition will focus on key markets, targeted audiences, lifestyle fit, brand awareness, key metrics and go-to-market plans.

Marketing to Hispanic & Latino groups will initially concentrate on those populations that have settled in Southern California, Texas, New York, Florida, Arizona and New Mexico.

Cuentas will promote the newly integrated POS capabilities in its ecosystem and market these services to the 30,000 bodegas and convenience stores in the network, with the possibility of upgrading a select number of them to neighborhood financial centers to be able to load cash to the Cuentas prepaid debit card and provide other financial services.

Entry into a Joint-Venture Agreement with WaveMAX Corporation (“WaveMax”)

On July 21, 2021, the Company and WaveMAX entered into a Definitive Joint-Venture Agreement (the “Agreement”). Pursuant to the Agreement, the Company and WaveMax formed CuentasMax LLC on Dec 8, 2021, a joint venture (“CUENTASMAX”) which would install WiFi6 shared network (“WSN”) systems in up to 1,000 retail locations in the New York metropolitan tristate area using access points and small cells to provide users with access to the WSN (the “JV Project”). The WSN will allow CUENTASMAX to generate location-based advertising configured by advertisers using WaveMAX’s advertising dashboard technology directly to users over the WSN, could permit users to pay a service fee for ad-free access to the WSN. The ownership and management of CUENTASMAX shall be as follows: 50% to the Company, 25% to WaveMAX and 25% to Consultoria y Asesoria de Redes, S.A. de C.V. (“Execon”). Execon currently manages approximately 20,000 WiFi endpoints with WaveMax in Mexico. Each of the Company and WaveMAX agreed to fund $120,000 (for a total of $240,000) initially upon execution of the Agreement. In addition, each of the Company and WaveMAX has agreed to fund an additional $127,500 over the succeeding five months, in each case, subject to approval of each party’s board of directors. The expenses of the JV Project shall include acquiring the Access Points hardware, the installation and configuration of the Access Points hardware for use with the broadband internet service at each Retail Location, entering into the necessary agreements with the Retail Locations, instore marketing and promotion of the WSN program, and expenses relating to commercialization of the digital advertising program. The Board of Directors of CUENTASMAX shall initially be comprised of four persons, two designated by the Company, one designated by WaveMAX, and one designated by Execon. The officers of CUENTASMAX shall be the persons from time to time designated by mutual agreement of the Company and WaveMAX, with the initial officers to be determined. It is hoped that up to 1,000 high traffic, prime location convenience stores and “bodegas” (small community markets) will be signed up in conjunction with the Company’s distribution network that sells prepaid debit card, e-store, e-wallet and digital services. A fee of 2% (two percent) of the net revenue of CUENTASMAX will be paid by CUENTASMAX on a monthly basis as a commission to Innovateur Management SAPI de CV. WaveMAX grants CUENTASMAX exclusive rights to use and deploy the WaveMAX Technology, including any and all patents owned or to be owned by WaveMAX and any and all related enhancements or applications of the WaveMAX Technology and any and all prior and subsequent improvements and/or new technology developed by WaveMAX solely in the Company’s BODEGAS network throughout the United States. The parties have agreed to expand CUENTASMAX to other areas of the U.S. once the current deployment is in progress or has been completed. As of December 31.2021, the Company has funded CUENTASMAX an amount of $40,000 and, in agreement with the other parties, funded CunetasMax $40,000 in February of 2022. The joint venture has begun the initial sales and marketing for the JV and expects to produce revenue initially in Q3 of 2022. The third deposit of $40,000 by Cuentas is scheduled for September 2022 and, along with an equal deposit by WaveMax, will continue the expansion.

CuentasMax has installed 30 WiFi6 Access Points in New York City, Los Angeles, and Puerto Rico at different small businesses including Bodegas, restaurants, beauty salons and gas stations. CuentasMax also has pilot project agreements with the Bodega Association and Business Group in NYC, Benelisha Group in LA, and Top Gasoline Inc in Puerto Rico.

Entry into a Joint-Venture Agreement with Benelisha Group, Inc. (“Benelisha”)

On August 4, 2021, the Company and Benelisha entered into a Definitive Marketing and Promotion Agreement (the “Benelisha Agreement”). Pursuant to the Benelisha Agreement, the Company and Benelisha will market and promote Cuentas GPR cards and the mobile phone application (“DC/MA”) products to Benelisha customers. During the term of the Benelisha Agreement, Benelisha’s goal is to register Benelisha customers to become active users of the Cuentas DC/MA products. The Company hopes to complete technical and program integration to be able to launch in Q4 of 2022.

If Benelisha reaches these milestone goals, it will be rewarded with Most Favored Nation (MFN) status along with compensation consisting of 32% of Net Revenue from new cardholders that Benelisha registers and maintains on the Cuentas GPR Platform. After year 3, Benelisha may continue to maintain MFN status by registering 50,000 new cardholders each year. If Benelisha does not maintain MFN status, it will still receive compensation of 32% of net revenue for the active cardholders it maintains.

Competition Section

Cuentas has strategically established its fee structure to be attractive to the unbanked, underbanked and undeserved population with no activation fee, no-cost direct deposit, no-cost Cuentas card to Cuentas card transfers, low cost for reloads, reasonable ATM fees and No dormancy fee.

This pricing strategy places Cuentas in an attractive, reasonably priced category which coupled with the products & services it offers to its competitiveness.

FEES	CUENTAS	Net Spend	Chime	Green Dot	Amex Serve	Amex Bluebird	My Bambu
Card Issuance/ Activation	$0.00	$0.00	$0	$1.95	$0 Online Up to $3.95 in retail	$0 Online / Up to $5 in retail	$0
Monthly Fee	$4.50	Pay-As-You-Go Plan $0 Monthly Plan $9.95 per mo.	$0	$7.95	$6.95 ($0 with $500+ Direct Deposit)	$0	$0
Reload Fee	$3.95	Netspend Reload Network Location Up to $3.95	N/A	$5.95	Up to $3.95 (fee varies by retailer)	$0 (Walmart) other Retailers $3.95	$3.95
Domestic ATM Withdrawal	$1.50	Pay-As-You-Go Plan $2.95 / Monthly Plan $2.95	$2.50; free through MoneyPass	$3.00	$0 at MoneyPass® ATMs $2.50 at non-MoneyPass ATMs.	$0 MoneyPass® ATMs, $2.50 non-MoneyPass ATMs	$2.00
Over the Counter Cash Withdraw	$1.50	$2.95 Withdrawal Fee at a Financial Institution/ 1% w/ $9.95 min	$2.50 per transaction	$3.00	N/A	N/A	N/A
ATM Inquiry Fee	$0.75	$0.50		$0.50	N/A		$0.50
ATM Decline Fee	$0.50	$1.00	N/A	N/A	$0.75	$0.00	N/A
Card to Card Transfer	$0.00	Website $0 / CS Agent $4.95 / Me-to-Me Transfer – $3.00	N/A	N/A	N/A	N/A	N/A
Balance Inquiry Live Agent	$0.00	$0.00	N/A	N/A	$0	$0.00	$0.00 per call
Replacement Card (Standard Delivery)	$5.00	$9.95	N/A	$5.00	$5.00	$0.00	$5
Inactivity Fee / Dormancy Fee	$0.00	$5.95 per mo. (after 90 days w/no trans.)	N/A	$9.95 After 90 days	$0	$0.00	$3 / Month, After 12 mo. No transactions
Remote Deposit Capture	N/A	Greater of 2% of total check amount or $5.00		Funds in minutes - 1% or 5% of check ($5 min)	Funds in minutes - 1% or 5% of check ($5 min fee)	Funds in minutes - 1% or 5% of check ($5 min fee)
Remittance Fee	N/A				UP to $16.99 (fee depends on the transfer amount)		$5.50
Fee Schedule	https:// cuentas.com/ cuen/cuentas_ cha.php?lang=en	https:// www.netspend.com/ account/terms/SFLF_ 730318418_EN.html	https:// help.chime.com/hc/ en-us/articles/ 221405228- What-are-the-fees-	https://
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Website	https:// cuentas.com/ cuen/ home.php?lang=en	www.netspend.com	www,chime.com	https:// www.greendot.com/	www.serve.com	www.bluebird.com	https:// mybambu.com /us/

Risks Associated with Our Business

Our business is subject to many significant risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read and carefully consider these risks, together with the risks set forth under the section entitled “Risk Factors” and all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our common stock. If any of the risks discussed in this prospectus actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

●	our ability to implement our business plan;

●	our ability to attract key personnel;

●	our ability to operate profitably;

●	our ability to efficiently and effectively finance our operations;

●	our ability to raise additional financing for working capital;

●	our ability to efficiently manage our operations;

●	that our accounting policies and methods may require management to make estimates about matters that are inherently uncertain;

●	our ability to consummate future acquisitions or strategic transactions;

●	changes in the legal, regulatory and legislative environments in the markets in which we operate; and

●	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations.

Nasdaq Deficiency

On June 21, 2022, we received notice from The NASDAQ Stock Market indicating that, because the closing bid price for the Company’s common stock has fallen below $1.00 per share for 31 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of Nasdaq Listing Rules.

Nasdaq’s notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days, or until December 19, 2022, to regain compliance with the minimum bid price requirement.  To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to December 19, 2022.

f the Company does not regain compliance by December 19, 2022, the Company may be eligible for an additional grace period. To qualify, the Company would be required to meet the continued listing requirements for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and provide written notice of its intention to cure the minimum bid price deficiency during the second compliance period. If the Company meets these requirements, the Nasdaq staff will grant an additional 180 calendar days for the Company to regain compliance with the minimum bid price requirement. If the Nasdaq staff determines that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for such additional compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would have the right to appeal a determination to delist its common stock, and the common stock would remain listed on the Nasdaq Capital Market until the completion of the appeal process.

The Offering

Common stock offered by the selling stockholders herein:	8,743,771 shares

Common stock outstanding: (1)	16,720,690 shares

Common stock outstanding after the offering:	23,809,461 shares (assuming the exercise of all of the Warrants)

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds upon the exercise of the Warrants (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such Warrants will be exercised. See “Use of Proceeds.”

Listing of securities:	The NASDAQ Capital Market under the symbol “CUEN.” We also have a class of warrants that are listed on The NASDAQ Capital Market under the symbol “CUENW.”

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of shares of common stock to be outstanding after this offering as reflected above is based on the actual total number of shares outstanding as of August 30, 2022 and does not include, as of that date:

●	1,083,200 shares of our common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $3.94 per share; and

●	8,894,667 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $0.6088 (including the Warrants).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe below, in any prospectus supplement and in any related free writing prospectus, as well as those incorporated by reference into this prospectus or such prospectus supplement.  You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described herein and in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

We may engage in future acquisitions or strategic transactions which may require us to seek additional financing or financial commitments, increase our expenses and/or present significant distractions to our management.

In the event we engage in an acquisition or strategic transaction, we may need to acquire additional financing (particularly, if the acquired entity is not cash flow positive or does not have significant cash on hand). Obtaining financing through the issuance or sale of additional equity and/or debt securities, if possible, may not be at favorable terms and may result in additional dilution to our current stockholders. Additionally, any such transaction may require us to incur non-recurring or other charges, may increase our near and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, an acquisition or strategic transaction may entail numerous operational and financial risks, including the risks outlined above and additionally:

●	exposure to unknown liabilities;

●	disruption of our business and diversion of our management’s time and attention in order to develop acquired products or technologies;

●	higher than expected acquisition and integration costs;

●	write-downs of assets or goodwill or impairment charges;

●	increased amortization expenses;

●	difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;

●	impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and

●	inability to retain key employees of any acquired businesses.

Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, and any transactions that we do complete could have a material adverse effect on our business, results of operations, financial condition and prospects.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds upon the exercise of the Warrants (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of such Warrants will be exercised.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or a privately negotiated price as it may determine from time to time.

The offering price of our common stock to be sold by the selling stockholders does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

SELLING STOCKHOLDERS

The following table sets forth certain information as of August 30, 2022 regarding the selling stockholders and the shares of common stock currently owned by them and offered by them in this prospectus. Except as indicated in the footnotes to the following table, the selling stockholders named in the table have sole voting and investment power with respect to the shares set forth opposite their name. The percentage of ownership of the selling stockholders in the following table is based upon 16,720,690 shares of common stock outstanding as of August 30, 2022.

Other than as described in the footnotes below, none of the selling stockholders or their affiliates has held a position as an officer or director of the Company, nor do the selling stockholders or any of their affiliates have any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling stockholders may offer all or part of the common stock owned for resale from time to time. Other than as described in the footnotes below, the selling stockholders do not have any family relationships with our officers, directors or controlling stockholders. Furthermore, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholder” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering Assuming All Shares are Sold (2)	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold (2)
Armistice Capital Master Fund Ltd (3)	8,448,088	8,448,088	0	-
Michael Vasinkevich (4)	189,607	189,607	0	-
Noam Rubinstein (4)	93,140	93,140	0	-
Craig Schwabe (4)	9,979	9,979	0	-
Charles Worthman (4)	2,957	2,957	0	-

*	Less than 1%

1.	For each selling stockholder, includes shares of common stock known by us to be held by such selling stockholder as of the date of the prospectus plus any shares of common stock that are issuable upon exercise of warrants that are being registered hereunder without giving effect to any beneficial ownership limitations that may exist on such warrants. This column does not include any other securities that a selling stockholder may hold, including any other warrants that such selling stockholder may hold, that are not applicable to this prospectus.
2.	Assumes the sale of all shares offered pursuant to this prospectus.
3.	The securities to be sold pursuant to this prospectus include 1,655,000 shares of common stock, 2,569,044 shares of common stock underlying Investor Pre-Funded Warrants, and 4,224,044 shares of common stock underlying Investor Purchase Warrants, all of which are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The Investor Pre-Funded Warrants are subject to a 9.99% beneficial ownership limitation and the Investor Purchase Warrants are subject to a 4.99% beneficial ownership limitation, which limitations prohibit the Master Fund from exercising any portion of either warrant if, following such exercise, the Master Fund’s ownership of our shares of common stock would exceed the applicable ownership limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
4.	The selling stockholder is affiliated with H.C. Wainwright & Co., LLC, a registered broker dealer, and has a registered address of c/o H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022. H.C. Wainwright & Co., LLC acted as placement agent in the Private Placement and earned the PA Warrants as part of its compensation related to the Private Placement. The selling stockholder purchased the PA Warrants in the ordinary course of business and, at the time the PA Warrants were acquired, the selling stockholder had no agreements or understanding, directly or indirectly with any person to distribute securities. The PA Warrants are subject to a 4.99% beneficial ownership limitation, which limitations prohibit the selling stockholder from exercising any portion of the PA Warrant if, following such exercise, the selling stockholder’s ownership of our shares of common stock would exceed the applicable ownership limitation.

PLAN OF DISTRIBUTION

Each selling stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The NASDAQ Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES WE MAY OFFER

Common Stock

As of August 30, 2022, there were 16,720,690 shares of common stock issued and outstanding, held of record by approximately 125 stockholders. Subject to preferential rights with respect to any outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes. Under the terms of certificate of incorporation, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors from time to time may determine. Our common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Florida Anti-Takeover Law and Provisions of our Amended and Restated Articles of Incorporation and Bylaws

Florida Anti-Takeover Law

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Amended and Restated Articles and Bylaws

Our Amended and Restated Articles and Amended and Restated Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

●	they provide that special meetings of shareholders may be called by the Board, on the call of its Board or the person or persons authorized to do so by the Amended and Restated Bylaws, or at the request in writing by shareholders of record owning at least 25% of the issued and outstanding voting shares of Common Stock; and

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority shareholders to effect changes in the Board.

Limitations of Liability for Officers and Directors

Pursuant to the Florida Statutes, our Amended and Restated Articles exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a director if he acted in good faith and in a manner he believed to be in our best interests.

Indemnification of Officers and Directors

Our certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Florida corporate law. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. We are also a party to indemnification agreements with each of our directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by the Florida Business Corporation Act (the “FBCA”). The FBCA provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA.

If the FBCA Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the FBCA, as so amended.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The December 31, 2021 and 2020 financial statements of our company appearing in this prospectus have been included herein in reliance upon the report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) of Halperin Ilanit, CPA, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Halperin Ilanit, CPA as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 1, 2022;

2.	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022 and June 30, 2022, filed with the SEC on May 16, 2022 and August 15. 2022;

3.	Our Current Reports on Form 8-K filed with the SEC on January 11, 2022, February 8, 2022, May 3, 2022, May 23, 2022, June 3, 2022, June 15, 2022, June 27, 2022, July 8, 2022, July 29, 2022, August 4, 2022, August 9, 2022, August 24, 2022 and August 26, 2022; and

4.	The description of our common stock contained in our Registration Statement on Form 8-A, filed on February 1, 2021 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in the section entitled “Description of Securities” in our Registration Statement on Form S-1 (File No. 333-249690), as initially filed with the SEC on October 28, 2020, as amended, and any amendment or report filed with the SEC for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting the Company at Cuentas Inc., at 235 Lincoln Rd., Suite 210, Miami Beach, FL 33139, attention: Secretary. Our telephone number is (800) 611-3622. Information about us is also available at our website at http://www.cuentas.com/. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

8,743,771 Shares of Common Stock

PROSPECTUS

              , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. The following table sets forth all expenses to be paid by the registrant. All amounts shown are estimates except for the registration fee.

SEC registration fee	$583.59
Legal fees and expenses	$50,000
Accounting fees and expenses	$10,000
Miscellaneous expenses	$4,000
Total	$64,583.59

Item 15. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by the Florida Business Corporation Act (the “FBCA”). The FBCA provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA.

If the FBCA Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the FBCA, as so amended.

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Item 16. Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit
Number	Description of Document
5.1	Legal Opinion of Ellenoff Grossman & Schole LLP*
23.1	Consent of Halperin Ilanit*
23.2	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (previously included in Part II of this Registration Statement)
107	Filing Fees Exhibit*

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of a Registration Statement on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 2nd day of September, 2022.

CUENTAS INC.

By:	/s/ Arik Maimon
Arik Maimon
Interim Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Arik Maimon as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arik Maimon	Interim Chief Executive Officer and Executive Chairman of the Board of Directors	September 2, 2022
Arik Maimon	(Principal Executive Officer)

/s/ Ran Daniel	Chief Financial Officer	September 2, 2022
Ran Daniel	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael De Prado	Interim President and Executive Vice	September 2, 2022
Michael De Prado	Chairman of the Board of Directors

/s/ Adiv Baruch	Director	September 2, 2022
Adiv Baruch

/s/ Yochanon Bruk	Director	September 2, 2022
Yochanon Bruk

/s/ Carol Pepper	Director	September 2, 2022
Carol Pepper

/s/ Jeff Lewis	Director	September 2, 2022
Jeff Lewis

/s/ Sandra Orihuela	Director	September 2, 2022
Sandra Orihuela

	Director	September 2, 2022
Sara Sooy

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